EXHIBIT 99.1

As of March 31, 2003, the Company operated 451 branches in 34 states. In addition, the Company operates six central distribution centers. The following table presents the number of the Company's branches and distribution centers by
Group:

                    Electrical                     Water & Sewer/
State               & Plumbing    Industrial     Building Materials       Total
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Alaska                   --           --                  1                 1
Alabama                  10            1                  6                17
Arkansas                 --           --                  2                 2
Arizona                  12           --                  7                19
California               --            1                  5                 6
Colorado                  5           --                  4                 9
Delaware                  1           --                  1                 2
Florida                  61           --                 40               101
Georgia                  30            3                 14                47
Illinois                  4            1                 --                 5
Indiana                   1           --                  4                 5
Kansas                    4           --                 --                 4
Kentucky                  3           --                  2                 5
Louisiana                 1            4                  1                 6
Maryland                  4           --                  5                 9
Michigan                  1           --                 --                 1
Missouri                  2            1                 --                 3
Mississippi               9           --                  1                10
Montana                  --           --                  2                 2
North Carolina           23            1                 14                38
New Jersey               --            1                 --                 1
New Mexico               --           --                  2                 2
Nevada                   --           --                  1                 1
Ohio                     10           --                 10                20
Oklahoma                  2            2                 --                 4
Pennsylvania              5           --                 --                 5
Rhode Island             --           --                  1                 1
South Carolina           16           --                  9                25
Tennessee                 7            1                  8                16
Texas                    34           16                 15                65
Utah                     --            1                 --                 1
Virginia                  6            1                  7                14
Washington               --            1                  5                 6
West Virginia            --           --                  4                 4
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Total                   245           35                171               457
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